As filed with the Securities and Exchange Commission on June 29, 2023
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0772394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona 85040
(877) 830-0826
(Address of principal executive offices, including zip code)

MedAvail Holdings, Inc. 2020 Equity Incentive Plan
(Full title of the plan)

Mark Doerr
Chief Executive Officer
MedAvail Holdings, Inc.
4720 East Cotton Gin Loop, Suite 220
Phoenix, Arizona 85040
(877) 830-0826
(Name, address and telephone number, including area code, of agent for service)

Copies to:

John J. McIlvery, Esq. Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, CA 91403 (818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 is filed by MedAvail Holdings, Inc., a Delaware corporation (the “Registrant”), for the purpose of registering 4,008,486 additional shares of common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance pursuant to future awards under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) as a result of the annual evergreen increase under the 2020 Plan, which Common Stock is in addition to the Common Stock registered pursuant to the registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 8, 2022 (File No. 333-264206), April 19, 2021 (File No. 333-255351), and December 2, 2020 (File No. 333-251063) (the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference herein and shall be deemed to be a part hereof:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on April 14, 2023;
(b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the Commission on May 18, 2023, and the Registrant's Current Reports on Form 8-K, as filed with the Commission on January 19, 2023 (other than Item 2.02 thereof), January 26, 2023 (other than Item 2.02 thereof), February 10, 2023, February 16, 2023, March 14, 2023, April 3, 2023, April 6, 2023, April 17, 2023, April 28, 2023, May 4, 2023, May 8, 2023, June 16, 2023 and June 29, 2023; and

(c) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on July 9, 2014, including the updates to such description in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on April 14, 2023, and including any other amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Registrant’s file number with the Commission is No. 001-36533.

Item 8.Exhibits.

Exhibit Number	Description	Filed Herewith	Incorporated by Reference
			Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of MedAvail Holdings, Inc.		8-K	001-36533	3.1	November 18, 2020
4.2	Amended and Restated Bylaws of MedAvail Holdings, Inc.		8-K	001-36533	3.2	November 18, 2020
4.3	MedAvail Holdings, Inc. 2020 Equity Incentive Plan and forms of agreement thereunder		8-K	001-36533	10.11	November 18, 2020
5.1	Opinion of Stubbs, Alderton & Markiles, LLP	X
23.1	Consent of Stubbs, Alderton & Markiles, LLP (included in Exhibit 5.1)	X
23.2	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm	X
23.3	Consent of Baker Tilly US, LLP	X
24.1	Power of Attorney (contained on signature page hereto)	X
107	Filing Fee Table	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona, on June 29, 2023.

MEDAVAIL HOLDINGS, INC.

By:	/s/ Mark Doerr
Mark Doerr
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Mark Doerr and Ramona Seabaugh, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Doerr	Chief Executive Officer, President and Director (Principal Executive Officer)	June 29, 2023
Mark Doerr

/s/ Ramona Seabaugh	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2023
Ramona Seabaugh

/s/ Rob Faulkner	Chair of the Board	June 29, 2023
Rob Faulkner

/s/ Paul Johnson	Director	June 29, 2023
Paul Johnson

/s/ Michael Kramer	Director	June 29, 2023
Michael Kramer

/s/ Laurie McGraw	Director	June 29, 2023
Laurie McGraw

/s/ Glen Stettin	Director	June 29, 2023
Glen Stettin